Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3ASR

(Form Type)

REPAY HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt Convertible into Equity	0.00% Convertible Senior Notes due 2026 (Secondary Offering)	Rule 457(o)	—	—	$362,120,000	$92.70 per million dollars	$33,568.53
	Equity	Class A common stock, par value $0.0001 per share (Primary Offering)	Rule 457(i)	18,333,304 (1)	(2)	(2)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Debt Convertible into Equity	0.00% Convertible Senior Notes due 2026 (Secondary Offering)	Rule 415(a)(6) and Rule 457(o)	—	—	$77,880,000	—	—	S-3	333-261486	December 3, 2021	$7,219.48

	Total Offering Amounts							$33,568.53

	Total Fees Previously Paid							—

	Total Fee Offsets							$22,476.89

	Net Fee Due							$11,091.64

(1)

Includes the maximum amount of shares of Class A common stock issuable upon conversion of $440 million aggregate amount of the Company’s 0.00% Convertible Senior Notes due 2026 (the “Notes”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the 18,333,304 shares of Class A common stock issuable upon conversion of the $440,000,000 aggregate principal amount of Notes registered hereby because no additional consideration will be received in connection with the exercise of the conversion privilege.

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims(3)	Repay Holdings Corporation	S-3	333-261486	December 3, 2021		$22,476.89	Equity	Common stock, par value $0.0001 per share	15,088,310	$22,476.89

Fee Offset Sources	Repay Holdings Corporation	S-3	333-261486		December 3, 2021						$22,476.89

(3)	The Registrant has terminated the offering of all securities under the Form S-3 filed on December 3, 2021 (333-261486).